UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2019

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 26, 2019, the Board approved an amendment to Article II, Section 2 of the Amended and Restated Bylaws of the Company (the “Bylaws”), effective as of April 16, 2019, to decrease the size of the Board from nine to eight members due to the upcoming retirement from the Board of James E. Zerkel II. Effective as of April 16, 2019, Mr. Zerkel is retiring from the Board pursuant to a provision in the Bylaws that requires board members to retire at the end of their elected term if they reach the age of seventy-two (72) during said term. A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	3.1	Amended and Restated Bylaws of Shenandoah Telecommunications Company, as amended effective April 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

Date: March 4, 2019	/s/ Raymond B. Ostroski
Raymond B. Ostroski Vice President – Legal and General Counsel (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Shenandoah Telecommunications Company, as amended effective April 16, 2019.